Exhibit 10.2

THIRD AMENDMENT TO

THEMAVEN, INC.

2019 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of TheMaven, Inc. (the “Company”) has adopted the Company’s 2019 Equity Incentive Plan (as amended by the First Amendment to TheMaven, Inc. 2019 Equity Incentive Plan dated as of March 16, 2020, and the Second Amendment to TheMaven, Inc. 2019 Equity Incentive Plan, collectively the “Plan”) and has recommended the Plan be presented to the stockholders of the Company for their approval;

WHEREAS, pursuant to Section 3(b) of the Plan, if any shares of Common Stock (as defined in the Plan) automatically issued pursuant to a Stock Award (as defined in the Plan) are forfeited back to the Company, such forfeited shares revert to and again become available for issuance under the plan; however, any such shares may not be subsequently issued pursuant to the exercise of Incentive Stock Options (as defined under the Plan);

WHEREAS, the Company desires to retroactively amend Section 3(b) of the Plan, to the inception of the Plan, such that all shares that have been and will be forfeited back to the Company or otherwise reacquired by the Company, may be subsequently issued under the Plan at the discretion of the Board, including pursuant to the exercise of Incentive Stock Options;

WHEREAS, pursuant to Section 3(c) of the Plan, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 48,364,018 shares of Common Stock;

WHEREAS, the Company desires to amend Section 3(c) of the Plan, to the inception of the Plan, to reflect the Company’s intention since inception of the Plan of having all of the Company’s Share Reserve (as defined under the Plan) be issuable as Incentive Stock Options in the Board’s discretion; and

WHEREAS, Section 2(b) of the Plan permits the Board of Directors of the Company to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to the approval of stockholders of the Company:

1.	Section 3(b) of the Plan shall be, and hereby is, retroactively amended to the inception of the Plan to reflect that all the shares that have been and will be forfeited back to the Company, or otherwise reacquired by the Company, may be subsequently issued under the Plan at the discretion of the Board, including pursuant to the exercise of Incentive Stock Options, and Section 3(b) of the Plan is thereby to read as follows:

“(b) “Reversion of Shares to the Share Reserve. If any shares of Common Stock automatically issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest the shares in the Participant, then the forfeited shares revert to and again become available for issuance under this Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option will again become available for issuance under this Plan, including issuance pursuant to the exercise of Incentive Stock Options.”

2.	Section 3(c) of the Plan shall be, and hereby is, retroactively amended to the inception of the Plan to reflect the Company’s intention since inception of the Plan of having all of the Company’s Share Reserve (as defined under the Plan) be issuable as Incentive Stock Options in the Board’s discretion, and Section 3(c) of the Plan is thereby to read as follows:

“(c) “Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the total aggregate number of shares of Common Stock that may be subject to or delivered under Stock Awards under the Plan, as the same may be amended from time to time.”

3.	In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Third Amendment to its 2019 Equity Incentive Plan as of October 7, 2021.

THEMAVEN, INC.

By:	/s/ Douglas Smith
Name:	Douglas Smith
Title:	Chief Financial Officer